Registration No. 33-__________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         _______________

                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                        ________________

                      CORNING INCORPORATED
     (Exact name of registrant as specified in its charter)

                      New York                          16-0393470
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)            Identification No.)

                    Corning, New York                      14831
          (Address of principal executive offices)       (Zip Code)
                        _________________

                 1988 Variable Compensation Plan
             and Division Variable Compensation Plan
                    (Full title of the plans)
                        _________________

                       William C. Ughetta
                      Senior Vice President
                       and General Counsel
                      Corning Incorporated
                     Corning, New York 14831
                         (607) 974-8247
   (Name, address, and telephone number of agent for service)
                        _________________

                 CALCULATION OF REGISTRATION FEE
                                       Proposed maximum   Proposed maximum     Amount of
Title of securities     Amount being   offering price     aggregate            registration
being registered <F1>   registered     per obligation     offering price <F2>  fee
Deferred Compensation
Obligations             $2,900,000     100%               $2,900,000           $ 1,000

 <F1> The Deferred Compensation Obligations are unsecured obligations of
      Corning Incorporated to pay deferred compensation in the future in accordance with the terms of the 1988 Variable Compensation Plan and the related Division Variable Compensation Plan.
<F2>  Estimated solely for the purpose of calculating the registration fee.

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (File No. 1-3247) are incorporated herein by reference:

     1. The Annual Report on Form 10-K for the fiscal year ended January 1, 1995, of Corning Incorporated ("Corning" or the "Company") filed pursuant to Section 13(a) of the Exchange Act.

     2.   All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since January 1, 1995, consisting of the Company's Quarterly Reports on Form 10-Q for the twelve and twenty-four weeks ending March 26, 1995 and June 18, 1995, respectively;
and the Company's Current Reports on Form 8-K dated January 23, 1995, January 24, 1995, March 23, 1995, April 4, 1995, May 15, 1995,
June 7, 1995, June 27, 1995, October 5, 1995  and October 17, 1995,
respectively.

     3. The Company's Current Report on Form 8-KA dated December 12, 1994 which contains certain historical financial statements of Moran
Research Labs, doing business as Bioran Medical Laboratory ("Bioran").

     4. The registration statement on Form 8-A filed by the Company on July 8, 1986 which contains a description of the Company's Preferred Share Purchase Rights Plan and the Registration Statement on Form 8-A filed by the Company on October 9, 1989 which contains a description of an amendment of the Company's Preferred Share Purchase Rights Plan.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     $2,900,000 of Deferred Compensation Obligations (the "Obligations") being registered under this Registration Statement may be offered to certain eligible employees of the Company and its subsidiaries pursuant to the 1988 Variable Compensation Plan and the related Division Variable Compensation Plan (collectively the "Plans") of the Company.

     The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plans from the general assets of the Company and rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

     The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election agreement under the Plans. Obligations in an amount equal to the participant's deferral account (consisting of deferred amounts, interest on such amounts calculated prospectively at the higher of (i) the prime rate of Citibank, N.A. or
(ii) the rate of interest applicable to the voluntary fixed income fund of the Company's Investment Plans in effect on the first day of each calendar quarter and such additional amounts as may be necessary to compensate such participant for monies which would otherwise be made available for him as a result of amounts so deferred not being included in the determination of amounts awarded or set aside under the Company's Pension Plan or Investment
Plan) will be payable to such participant at any time up to and including five years following retirement and may extend over a period of up to ten years except that the additional amount with respect to the Pension Plan shall be paid supplementally as provided in the Company's Supplemental Pension Plan.

     Participants cannot sell, assign, transfer, pledge or otherwise encumber any Obligation. In the event of a participant's death, any outstanding Obligations may be paid to such participant's personal representative in one payment at the election of the Company.

     The Company reserves the right to terminate the Plans at any time, to terminate the provisions with respect to the Obligations and distribute amounts payable with respect to such Obligations without the participants' consent, or to amend or modify the Plans except that no amendment or modification shall increase the maximum aggregate variable compensation that may be paid under the 1988 Variable Compensation Plan.

     The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations.


Item 5.   Interests of Named Experts and Counsel

     William C. Ughetta, Esq., Senior Vice President and General
Counsel of Corning, has rendered an opinion as to the legality of the Obligations offered hereby. Mr. Ughetta is eligible to participate in the 1988 Variable Compensation Plan.

     The consolidated financial statements of the Company and of Dow Corning Corporation incorporated in this Registration Statement by reference to Corning's Annual Report on Form 10-K for the fiscal year ended January 1, 1995 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Bioran as of and for the year ended December 31, 1993, incorporated by reference in this Registration Statement by reference to Corning's Current Report on Form 8-KA dated December 12, 1994 have been so incorporated in reliance on the report of Leverone & Company, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers

     Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.
In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors or
(iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

     Article VIII of the registrant's By-Laws provides that the registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

     The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.


Item 8.  Exhibits

      4.1 1988 Variable Compensation Plan.

      4.2 Division Variable Compensation Plan.

      5.1 Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel.

     23.1 Consent of William C. Ughetta, Esq. (included in Exhibit 5).

     23.2 Consent of Price Waterhouse LLP.

     23.3 Consent of  Leverone & Company.

     24.1 Powers of Attorney.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 1st day of November, 1995.

                              Corning Incorporated
                              (Registrant)

                              by  /s/ William C. Ughetta
                                  William C. Ughetta, Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 1, 1995 by the following persons in the capacities indicated:

     Signature                          Capacity

     /s/ JAMES R. HOUGHTON              Chairman of the Board,
     (James R. Houghton)                Principal Executive Officer and
                                        Director

     /s/ VAN C. CAMPBELL                Vice Chairman,
     (Van C. Campbell)                  Principal Financial Officer and
                                        Director

    /s/ KATHERINE A. ASBECK             Principal Accounting Officer
     (Katherine A. Asbeck)


            *                           President,
     (Roger G. Ackerman)                Principal Operating Officer and
                                        Director


            *                           Director
     (Robert Barker)


            *                           Director
     (Mary L. Bundy)


            *                           Director
     (David A. Duke)


            *                           Director
     (Lawrence S. Eagleburger)


            *                           Director
     (John H. Foster)

     Signature                          Capacity


             *                          Director
     (Gordon Gund)


             *                          Director
     (John M. Hennessy)

                                        Director
     (Vernon E. Jordan, Jr.)


             *                          Director
     (James W. Kinnear)


             *                          Director
     (James J. O'Connor)


             *                          Director
     (Catherine A. Rein)


             *                          Director
     (Henry Rosovsky)


             *                          Director
     (H. Onno Ruding)


             *                          Director
     (William D. Smithburg)



*By /s/ William C. Ughetta
     (William C. Ughetta)
     Attorney-in-fact

                          EXHIBIT INDEX

Exhibit
Number                              Description

 4.1           1988 Variable Compensation Plan
 4.2           Division Variable Compensation Plan
 5.1 Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel
23.1           Consent of William C. Ughetta, Esq. (included in Exhibit 5)
23.2           Consent of Price Waterhouse LLP
23.3           Consent of  Leverone & Company
24.1           Powers of Attorney

                                             EXHIBIT 4.1







                       CORNING GLASS WORKS


                 1988 VARIABLE COMPENSATION PLAN

                       CORNING GLASS WORKS

                 1988 VARIABLE COMPENSATION PLAN


1.   EFFECTIVE DATE.

     The 1988 Variable Compensation Plan (hereinafter called the
"Plan") shall become effective as of January 3, 1988, and shall continue until December 28, 1997 unless terminated by the Board of Directors of the Corporation.

2.   DEFINITIONS.

     For the purposes of the Plan the following terms have the meanings indicated:

     (a)  The term "Corporation" shall mean Corning Glass Works.

     (b) The term "Affiliated Company" shall mean any subsidiary or affiliate of the Corporation other than a Subsidiary Company.

     (c) The term "Subsidiary Company" shall mean any corporation which is a "subsidiary corporation" of the Corporation, within the meaning of Section 425(f) of the Internal
Revenue Code of 1986 or of any successor section.

     (d) The term "Participating Subsidiary" shall mean any Subsidiary Company which shall agree to assume and pay its obligations as a Participating Subsidiary under Paragraph (c) of
Section 6 and Paragraph (b) of Section 7.

     (e) The term "Net Income" shall mean for any year the amount as approved by an independent public accountant or firm of independent public accountants to be reported as Net Income in the consolidated statement of income for such year included in the Corporation's annual report to stockholders.

     (f) The term "Additional Profits" for any year shall mean three percent (3%) of Net Income for such year, provided that Net Income shall be increased for the after-tax provisions recorded for that year for Variable Compensation payable under the Plan.

     (g) The term "Salary" shall mean for any year the amount of remuneration paid to a Participant consisting of base pay and the amount of the corporate performance bonus paid to a Participant under the Corporation's Total Compensation System instituted for all salaried employees effective January 1, 1988. The term "Salary" shall not include any other amounts, however and in whatever form received.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the committee known as the "Compensation Committee" (hereinafter called the "Committee") appointed by the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") consisting of not less than three members of the Board of Directors. No member of the Committee shall be or be eligible to be, or have been eligible for one year prior to any selection hereunder to be, a Participant in the Plan or in any Employee Stock Option Plan of the Corporation or of any Subsidiary Company or Affiliated Company or in any plan of the Corporation or of any Subsidiary Company or Affiliated Company under which Common Stock of the Corporation can, by action or recommendation of the Committee, be allocated to or purchased by him. The Committee shall perform such functions as are assigned under the Plan and such other functions as may be assigned to it by the Board of Directors.

     (b) The Committee shall have full power and authority to interpret and construe the Plan and to determine all questions of the status and rights of the Participants hereunder, and its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Corporation, each Participating Subsidiary and the Participants and their respective successors, assigns, personal representatives and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith.

     (c) The Corporation shall cause all financial statements referred to in Section 2 hereof, and all computations required to be made pursuant to the Plan with respect to any year, including the computation of Additional Profits, to be prepared in accordance with generally accepted principles of accounting and certified by an independent public accountant or firm of independent public accountants (who, unless the Board of Directors shall otherwise determine, shall be the same accountant or firm of accountants who examine and certify the consolidated financial statements of the Corporation and its consolidated Subsidiary Companies for such year); and final payment and distribution to the Participants shall be made on the basis of such certified financial statements and computations. The Board of Directors, the Committee and the officers of the Corporation shall be fully protected in any action taken or omitted by them in reliance upon any such certified financial statement or computation.

4.   DESIGNATION OF PARTICIPANTS.

     In January of each year the Committee shall make a preliminary selection of the officers and employees of the Corporation and of any Participating Subsidiary to be "Participants" under the plan for such year, and shall report its actions to the Board of Directors at the next ensuing meeting of the Board. Thereafter, from time to time during such year, the Committee may select additional officers and employees of the Corporation and of any Participating Subsidiary to be Participants or may rescind the designation of any Participant theretofore selected, and shall report every such action to the Board of Directors at its next ensuing meeting.

5.   AGGREGATE VARIABLE COMPENSATION.

     The "Aggregate Variable Compensation" with respect to any fiscal year shall be an amount not in excess of the Additional Profits for such year which shall be determined by the Committee, subject to the approval of the Board of Directors; provided, that such Aggregate Variable Compensation shall not exceed either 75% of the total annual Salaries of all Participants for such year or 5% of the total amount of dividends paid by the Corporation on its Common Stock, $5 par value, in such year.

6.   VARIABLE COMPENSATION.

     (a) All or any part of the Aggregate Variable Compensation with respect to any year shall be distributed as Variable
Compensation to and among all Participants for such year, in individually designated awards in accordance with procedures adopted by the Committee from time to time.

     (b) Upon certification of the Additional Profits by an independent public accountant or firm of independent public accountants as provided in Paragraph (c) of Section 3, there shall be paid forthwith to each Participant the Variable Compensation awarded to him under Paragraph (a) of this Section in cash in one payment; provided, however, that, in accordance with rules adopted by the Committee, a Participant may prior to the beginning of any year elect to have the payment of all or a part of the Variable Compensation award to him for such year deferred and/or made in installments. Any Variable Compensation so deferred or amounts credited thereto pursuant to Paragraph (c) of Section 6 shall not affect the determination of Aggregate Variable Compensation payable in any other year.

     (c) A Participant's election to have the payment of all or a part of the Variable Compensation awarded to him for a given year deferred shall be evidenced by an agreement between the Corporation and such Participant which agreement shall contain in substance, among other things, provisions to the effect that (i) the relationship between the Corporation and the Participant with respect to the Variable Compensation so deferred shall be that of debtor and unsecured creditor, (ii) the Corporation shall be under no obligation to pay any Variable Compensation so deferred prior to the expiration of the term agreed upon for such deferral, (iii) the Participant may not sell, assign, transfer, pledge or otherwise encumber his interest in the Variable Compensation so deferred and that any attempt to do so will result in the forfeiture of the portion of such Variable Compensation to which such assignment, transfer, pledge or other encumbrance purports to relate and (iv) the Corporation will credit to the Participant's account maintained on its books with respect to the original principal amount of the Variable Compensation so deferred additional amounts as follows: (A) interest, calculated prospectively at the higher of (i) the prime rate of Citibank, N.A. or (ii) the rate of interest applicable to Fund A of the Corporation's Investment Plans in effect on the first day of each calendar quarter and (B) such additional amounts as may be necessary to compensate such Participant for monies which would otherwise be made available for him as a result of the Variable Compensation so deferred not being included in the determination of amounts awarded or set aside under the Corporation's Pension Plan or Investment Plan for salaried employees. The additional amount with respect to the Investment Plan shall be based upon the extent of the Participant's participation in such Plan at the date the Variable Compensation would have been paid but for the election to defer and shall be credited to, and become a part of, the Participant's account referred to above. The additional amount with respect to the Pension Plan shall be set aside for the Participant on the books of the Corporation by reference to the provisions of the Pension Plan from time to time in effect and the present value thereof is to be (a) calculated at retirement by reference to the average of the rates (rounded to the nearest 1/10%) used by the Pension Benefit Guaranty Corporation on the first day of each of the three months immediately preceding the date of retirement and
(b) paid as soon as practicable after retirement in a lump sum.

     (d) In the event that the total amount of Aggregate Variable Compensation with respect to any year shall not be paid in full in the year immediately following such year, the undistributed portion of such Aggregate Variable Compensation may, upon recommendation of the Committee and with the approval of the Board, be paid in the next succeeding year or any year thereafter.

     (e)  In the event of a Participant's death, any unpaid
Variable Compensation award or installment thereof may be paid to his personal representative in one payment at the election of the Company.

     (f) Subject to the provisions of Paragraph (b) of Section 7, the Corporation or a Participating Subsidiary shall be liable to a Participant who is employed by it at the end of any year for the full amount of his Variable Compensation as determined herein, and shall pay to such Participant all such Variable Compensation.

7.   TERMINATION OF EMPLOYMENT.

     (a) If the employment of any Participant by the Corporation or a Participating Subsidiary shall terminate by reason of his death, his retirement pursuant to the Corporation's Pension Plan, or his transfer to and employment by an Affiliated Company or a Subsidiary Company other than a Participating Subsidiary before the close of any year in which he shall have been designated a Participant, he or his personal representatives, as the case may be, may receive a Variable Compensation award for such year under Paragraph (a) of Section 6. If his employment shall terminate before the close of any such year for any other reason (including, without limitation thereto, voluntary severance or discharge for or without cause), he shall not be entitled to any Variable Compensation for such year unless the Committee determines otherwise.

     (b) If a Participant shall be transferred from the Corporation to a Participating Subsidiary or from a Participating Subsidiary to the Corporation or from a Participating Subsidiary to another Participating Subsidiary, his employment shall not be deemed to have terminated and, subject to the provisions of
Section 4, he shall continue as a Participant. In the case of any such transfer, the total Variable Compensation under Paragraph (a) of Section 6 which such Participant may be awarded for the year of transfer shall be paid to him in accordance with the provisions of Paragraph (f) of Section 6. The Corporation and each Participating Subsidiary from which a Participant makes any such transfer shall each be liable for that proportion of Variable Compensation payable to such Participant which the number of days of his employment by it during such year bears to
365. The Corporation or Participating Subsidiary, whichever is liable to such a transferred Participant employed by it at the end of a year as provided in Paragraph (c) of Section 6, shall be reimbursed by the other employer or employers in the amount for which each such employer is liable under this Paragraph (b).

8.   TERMINATION OR MODIFICATION OF PLAN.

     The Plan shall not become effective unless and until approved by the vote of the holders of a majority of the outstanding shares represented at a meeting and voting thereon and no awards may be made with respect to any fiscal year commencing on or after December 28, 1997.

     The Board of Directors shall have absolute power to terminate the Plan in its entirety at any time, to terminate the provisions of the Plan embodied in Paragraph (c) of Section 6 and distribute the Variable Compensation so deferred thereunder to Participants without their consent, or to amend or modify the Plan in such respects as the Board may deem advisable except that no amendment or modification shall, without the approval of the holders of a majority of the outstanding shares represented at a meeting and voting thereon, increase the maximum Aggregate Variable Compensation that may be paid under Section 5. Written notice of the termination, amendment or modification or the Plan shall be given to the Participants.

                                             EXHIBIT 4.2












                      CORNING INCORPORATED


               DIVISION VARIABLE COMPENSATION PLAN

                      CORNING INCORPORATED

               DIVISION VARIABLE COMPENSATION PLAN


1.   EFFECTIVE DATE

     The Division Variable Compensation Plan (hereinafter called the "Plan") shall continue until December 28, 1997 unless terminated by the Board of Directors of the Corporation.


2.   DEFINITIONS

     For the purposes of the Plan the following terms have the meanings indicated:

     (a)  The term "Corporation" shall mean Corning Incorporated.

     (b) The term "Affiliated Company" shall mean any subsidiary or affiliate of the Corporation other than a Subsidiary Company.

     (c) The term "Subsidiary Company" shall mean any corporation which is a "subsidiary corporation" of the Corporation, within the meaning of Section 425(f) of the Internal
Revenue Code of 1986 or of any successor section.

     (d) The term "Participating Subsidiary" shall mean any Subsidiary Company which shall agree to assume and pay its obligations as a Participating Subsidiary under Paragraph (c) of
Section 6 and Paragraph (b) of Section 7.


3.   ADMINISTRATION

     (a) The Plan shall be administered by the committee known as the "Compensation Committee" (hereinafter called the "Committee") appointed by the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") consisting of not less than three members of the Board of Directors. No member of the Committee shall be or be eligible to be, or have been eligible for one year prior to any selection hereunder to be, a Participant in the Plan or in any Employee Stock Option Plan of the Corporation or of any Subsidiary Company or Affiliated Company or in any plan of the Corporation or of any Subsidiary Company or Affiliated Company under which Common Stock of the Corporation can, by action or recommendation of the Committee, be allocated to or purchased by him. The Committee shall perform such functions as are assigned under the Plan and such other functions as may be assigned to it by the Board of Directors.

     (b) The Committee shall have full power and authority to interpret and construe the Plan and to determine all questions of the status and rights of the Participants hereunder, and its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Corporation, each Participating Subsidiary and the Participants and their respective successors, assigns, personal representatives and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith.

4.   DESIGNATION OF PARTICIPANTS

     In January of each year the Committee shall make a preliminary selection of the officers and employees of the Corporation and of any Participating Subsidiary to be "Participants" under the Plan for such year, and shall report its actions to the Board of Directors at the next ensuing meeting of the Board. Thereafter, from time to time during such year, the Committee may select additional officers and employees of the Corporation and of any Participating Subsidiary to be Participants or may rescind the designation of any Participant theretofore selected, and shall report every such action to the Board of Directors at its next ensuing meeting.

5.   VARIABLE COMPENSATION

     (a) Variable Compensation with respect to any year shall be distributed to and among all Participants for such year, in individually designated awards in accordance with procedures adopted by the Committee from time to time.

     (b) There shall be paid to each Participant the Variable Compensation awarded to him under Paragraph (a) of this Section in cash in one payment; provided, however, that, in accordance with rules adopted by the Committee, a Participant may prior to the beginning of any year elect to have the payment of all or a part of the Variable Compensation award to him for such year deferred and/or made in installments.

     (c) A Participant's election to have the payment of all or a part of the Variable Compensation awarded to him for a given year deferred shall be evidenced by an agreement between the Corporation and such Participant which agreement shall contain in substance, among other things, provisions to the effect that (i) the relationship between the Corporation and the Participant with respect to the Variable Compensation so deferred shall be that of debtor and unsecured creditor, (ii) the Corporation shall be under no obligation to pay any Variable Compensation so deferred prior to the expiration of the term agreed upon for such deferral, (iii) the Participant may not sell, assign, transfer, pledge or otherwise encumber his interest in the Variable Compensation so deferred and that any attempt to do so will result in the forfeiture of the portion of such Variable Compensation to which such assignment, transfer, pledge or other encumbrance purports to relate and (iv) the Corporation will credit to the Participant's account maintained on its books with respect to the original principal amount of the Variable Compensation so deferred additional amounts as follows: (A) interest, calculated prospectively at the higher of (i) the prime rate of Citibank, N.A. or (ii) the rate of interest applicable to Fund A of the Corporation's Investment Plans in effect on the first day of each calendar quarter and (B) such additional amounts as may be necessary to compensate such Participant for monies which would otherwise be made available for him as a result of the Variable Compensation so deferred not being included in the determination of amounts awarded or set aside under the Corporation's Pension Plan or Investment Plan for salaried employees. The additional amount with respect to the Investment Plan shall be based upon the extent of the Participant's participation in such Plan at the date the Variable Compensation would have been paid but for the election to defer and shall be credited to, and become a part of, the Participant's account referred to above. The additional amount with respect to the Pension Plan shall be set aside for the Participant on the books of the Corporation by reference to the provisions of the Pension Plan from time to time in effect and the present value thereof is to be (a) calculated at retirement by reference to the average of the rates (rounded to the nearest 1/10%) used by the Pension Benefit Guaranty Corporation on the first day of each of the three months immediately preceding the date of retirement and
(b) paid as soon as practicable after retirement in a lump sum.

     (d)  In the event of a Participant's death, any unpaid
Variable Compensation award or installment thereof may be paid to his personal representative in one payment at the election of the Company.

     (e) Subject to the provisions of Paragraph (b) of Section 6, the Corporation or a Participating Subsidiary shall be liable to a Participant who is employed by it at the end of any year for the full amount of his Variable Compensation as determined herein, and shall pay to such Participant all such Variable Compensation.

6.   TERMINATION OF EMPLOYMENT

     (a) If the employment of any Participant by the Corporation or a Participating Subsidiary shall terminate by reason of his death, his retirement pursuant to the Corporation's Pension Plan, or his transfer to and employment by an Affiliated Company or a Subsidiary Company other than a Participating Subsidiary before the close of any year in which he shall have been designated a Participant, he or his personal representatives, as the case may be, may receive a Variable Compensation award for such year under Paragraph (a) of Section 5. If his employment shall terminate before the close of any such year for any other reason (including, without limitation thereto, voluntary severance or discharge for or without cause), he shall not be entitled to any Variable Compensation for such year unless the Committee determines otherwise.

     (b) If a Participant shall be transferred from the Corporation to a Participating Subsidiary or from a Participating Subsidiary to the Corporation or from a Participating Subsidiary to another Participating Subsidiary, his employment shall not be deemed to have terminated and, subject to the provisions of
Section 4, he shall continue as a Participant. In the case of any such transfer, the total Variable Compensation under Paragraph (a) of Section 5 which such Participant may be awarded for the year of transfer shall be paid to him in accordance with the provisions of paragraph (e) of Section 5. The Corporation and each Participating Subsidiary from which a Participant makes any such transfer shall each be liable for the proportion of Variable Compensation payable to such Participant which the number of days of his employment by it during such year bears to
365. The Corporation or Participating Subsidiary, whichever is liable to such a transferred Participant employed by it at the end of a year as provided in Paragraph (c) of Section 5, shall be reimbursed by the other employer or employers in the amount for which each such employer is liable under this Paragraph (b).

7.   TERMINATION OR MODIFICATION OF PLAN

     No awards may be made under the Plan with respect to any fiscal year commencing on or after December 28, 1997.

     The Board of Directors shall have absolute power to terminate the Plan in its entirety at any time, to terminate the provisions of the Plan embodied in Paragraph (c) of Section 5 and distribute the Variable Compensation so deferred thereunder to Participants without their consent, or to amend or modify the Plan in such respects as the Board may deem advisable. Written notice of the termination, amendment or modification of the Plan shall be given to the Participants.

EXHIBIT 5.1

Corning Incorporated
Corning, New York  14831

November 1, 1995


To the Board of Directors of
Corning Incorporated

Gentlemen:

          I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to Deferred Compensation Obligations which may be offered by Corning pursuant to the 1988 Variable Compensation Plan and the related Division Variable Compensation Plan of Corning (the "Plans").

          In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

          Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

          1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

          2. The Deferred Compensation Obligations to be offered by Corning pursuant to the Plans, when issued or sold in accordance with the Plans, will be valid and binding obligations of Corning, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting the enforcement of creditors rights or by general principles of equity.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the use of my name in "Interests of Named Experts and Counsel" in such Registration Statement.

Very truly yours,

/s/ William C. Ughetta

                                                  EXHIBIT 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23,1995, which appears on Page 24 of the Corning Incorporated 1994 Annual
Report on Form 10-K for the fiscal year ended January 1, 1995. We also consent to the incorporation by reference of our report dated January 20, 1995 on the financial statements of Dow Corning Corporation, which appears on Page 55 of the Corning Incorporated Annual Report on Form 10-K for the fiscal year ended January 1, 1995. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.

                                     /s/ PRICE WATERHOUSE LLP

                                     Price Waterhouse LLP

1177 Avenue of the Americas
New York, NY  10036
October 30, 1995

                                             EXHIBIT 23.3


             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



          As certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 10, 1994 on the financial statements of Moran Research Labs as of and for the year ended December 31, 1993 which is incorporated into this Registration Statement. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.




/s/LEVERONE & COMPANY
   Leverone & Company

Billerica, Massachusetts

October 30, 1995

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 12th day of October, 1995.


                                          /s/ROGER G. ACKERMAN

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                            /s/ROBERT BARKER

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                            /s/MARY L. BUNDY

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 16th day of October, 1995.

                                           /s/VAN C. CAMPBELL

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 16th day of October, 1995.

                                            /s/ DAVID A. DUKE

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                     /s/LAWRENCE S. EAGLEBURGER

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                            /s/JOHN H. FOSTER

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 23rd day of October, 1995.

                                             /s/GORDON GUND

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                        /s/JOHN M. HENNESSY

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 16th day of October, 1995.

                                          /s/JAMES R. HOUGHTON

<PAE>
                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                           /s/JAMES W. KINNEAR

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                          /s/JAMES J. O'CONNOR

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                          /s/CATHERINE A. REIN

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of October, 1995.

                                          /s/DR. HENRY ROSOVSKY

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.

                                            /s/H. ONNO RUDING

                      CORNING INCORPORATED

                   __________________________

                        POWER OF ATTORNEY

                   __________________________


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr. and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its 1988 Variable Compensation Plan and the restated Division Variable Compensation Plan and any successor plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more
Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of October, 1995.


                                        /s/WILLIAM D. SMITHBURG